                       SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549


                                   FORM 8-K/A

                                 CURRENT REPORT

                        UNDER SECTION 13 OR 15(d) OF THE
                        SECURITIES EXCHANGE ACT OF 1934

                          Date of Report: July 1, 1999
                        (Date of Earliest Event Reported)

                        MACE SECURITY INTERNATIONAL, INC.
             (Exact name of Registrant as Specified in its Charter)

                                    Delaware
                            (State of Incorporation)

                                     0-22810
                            (Commission File Number)

                                   03-0311630
                        (IRS Employer Identification No.)

                  160 Benmont Avenue, Bennington, Vermont 05201
                    (Address of Principal Executive Offices)

                                 (802) 447-1503
                         (Registrant's Telephone Number)

Item 1.       Change in Control

         On July 1, 1999, Mace Security International, Inc., a Delaware corporation (the "Company" or "Registrant"), sold 3,735,000 shares of the Company's common stock at a price of $1.375 per share to Louis D. Paolino, Jr. and certain individuals designated by Mr. Paolino (the "Purchasers"). Pursuant to the terms and conditions of the Stock Purchase Agreement, Mr. Paolino, the Company's President and CEO, immediately became Chairman of the Board. In connection with the Stock Purchase Agreement, two members of the Board resigned and were replaced by three additional members. The description of the transaction set forth herein is qualified in its entirety by reference to the Stock Purchase Agreement and two subsequent amendments, which are incorporated as Exhibits 2.4, 2.5 and 2.6, respectively.

Item 2.       Acquisition of American Wash Services, Inc.

         On July 1, 1999, Mace Security International, Inc., a Delaware corporation (the "Company" or "Registrant"), through a wholly owned subsidiary merged with American Wash Services, Inc. ("AWS") owned by Louis D. Paolino, Jr., the Registrant's President and CEO, and Red Mountain Holdings, Ltd. (the "Sellers"). Pursuant to the terms and conditions of the Merger Agreement (the "Agreement"), AWS was merged into Mace Car Wash, Inc., a wholly owned subsidiary of the Company. At the time of the merger, AWS owned fixed assets, trade names and trademarks, and intangibles used in its car wash operations. The Company intends to continue using the acquired assets in the operating of full service car washes as did AWS. The description of the acquisition transaction set forth herein is qualified in its entirety by reference to the Agreement and two subsequent amendments, which are filed herewith as Exhibits 2.1, 2.2 and 2.3, respectively.

         At Closing under the Agreement, the Company paid to Sellers $4,687,500 in cash from working capital, and 628,362 unregistered shares of the Company's common stock, par value $.01 per share. The acquisition is accounted for using the "purchase" method of accounting.

Item 7.  Financial Statements and Exhibits

(a)    Financial Statements of Business Acquired.

       Independent Accountant's Report
       Consolidated Balance Sheet at December 31, 1998
       Consolidated Statement of Income for the Short Fiscal Year Ended December
            31, 1998
       Consolidated Statement of Retained Earnings for the Short Fiscal Year
            Ended December 31, 1998
       Consolidated Statement of Cash Flows for the Short Fiscal Year Ended
            December 31, 1998
       Notes to Consolidated Financial Statements

       Consolidated Balance Sheet as of June 30, 1999
       Consolidated Statement of Income for the Six Months Ended June 30,1999 Consolidated Statement of Retained Earnings for the Six Months Ended
            June 30, 1999
       Consolidated Statement of Cash Flows for the Six Months Ended June 30,
            1999
       Notes to Consolidated Financial Statements


(b)    Pro Forma Financial Information

       Pro Forma Consolidated Statement of Operations for the Year Ended
            December 31, 1998 (Unaudited)
       Pro Forma Consolidated Statement of Operations for the Six Months Ended
            June 30, 1999 (Unaudited)
       Pro Forma Consolidated Balance Sheet as of June 30, 1999 (Unaudited)


(c)    Exhibits


       *2.1 The Merger Agreement dated as of March 26, 1999 between Louis D. Paolino, Jr. and Red Mountain Holding, Ltd. on the one hand, and Mace Security International, Inc. on the other hand.

       *2.2  Amendment No. 1 to The Merger Agreement dated as of April 13, 1999.

       *2.3  Amendment No. 2 to The Merger Agreement dated as of May 24, 1999.

       *2.4 The Stock Purchase Agreement dated as of March 26, 1999 between Louis D. Paolino, Jr. and Mace Security International, Inc.

       *2.5 Amendment No. 1 to the Stock Purchase Agreement dated as of April 13, 1999.

      *2.6 Amendment No. 2 to the Stock Purchase Agreement dated as of May 24, 1999.

      *99   Press Release dated July 7, 1999.

      23.1  Consent of Burton Segal & Company

--------------------------------------------------------------------------------

      *     Incorporated by reference.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date:  September 13, 1999               MACE SECURITY INTERNATIONAL, INC.


                                         By: /s/ Gregory M. Krzemien
                                             -----------------------
                                         Gregory M. Krzemien
                                         Chief Financial Officer and Treasurer

                      [LETTERHEAD OF BURTON SEGAL & CO.]



                        INDEPENDENT ACCOUNTANTS REPORT



Stockholders and
Board of Directors
American Wash Services, Inc.
Mount Laurel, New Jersey


We have audited the accompanying consolidated balance sheet of American Wash Services, Inc. and subsidiaries as of December 31, 1998, and the related consolidated statements of earnings, stockholders' equity and cash flows for the short fiscal year ended December 31, 1998. These financial statements are the responsibility of American Wash Services' management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also induces assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly in all material respects, the consolidated financial position of American Wash Services, Inc. and subsidiaries as of December 31, 1998, and their cash flows for the short fiscal year ended December 31, 9998, in conformity with generally accepted accounting principles.


/s/ BURTON SEGAL & COMPANY

Burton Segal & Company
Certified Public Accountants

April 15, 1999

                         AMERICAN WASH SERVICES, INC.
                                 BALANCE SHEET
                               DECEMBER 31, 1998
                               -----------------

                                    ASSETS
                                    ------

Current Assets
--------------
   Cash and Equivalents                               $    (2,714)
   Exchange                                                19,972
   Mortgage Receivable                                  2,040,000
   Inventory                                               23,719
   Deposits                                               200,000
   Prepaid Expenses                                        42,539
   Deferred Legal Costs                                    51,666
                                                      -----------
     Total Current Assets                               2,375,182
                                                      -----------

Property, Plant & Equipment
---------------------------
   Leasehold Improvements                                 495,691
   Machinery and Equipment                                927,465
                                                      -----------
   Subtotal:                                            1,423,156
   Less: Accumulated Depreciation                         (30,889)
                                                      -----------

   Net Property, Plant & Equipment                      1,392,267
                                                      -----------

Other Assets
------------
   Leasehold Interest - (Net of Amortization)           1,453,038
                                                      -----------
     Total Other Assets                                 1,453,038
                                                      -----------

TOTAL ASSETS                                          $ 5,220,487
------------                                          ===========

                      See Notes to Financial Statements.

                         AMERICAN WASH SERVICES, INC.
                                 BALANCE SHEET
                               DECEMBER 31, 1998
                               -----------------

                     LIABILITIES AND STOCKHOLDERS' EQUITY
                     ------------------------------------

CURRENT LIABILITIES
-------------------
   Accounts Payable                                   $  177,099
   Due To Stephen B. Properties, Inc.                     53,026
   Taxes Payable                                          38,010
   Provision for Corporate Income Taxes                   11,924
   Accrued Expenses                                       86,111
                                                      ----------
     Total Current Liabilities                           366,170
                                                      ----------
LONG TERM LIABILITIES
---------------------
   Deferred Income Taxes                                   4,537
     Total Long Term Liabilities                           4,537
                                                      ----------
TOTAL LIABILITIES                                        370,707
-----------------                                     ----------


STOCKHOLDER'S EQUITY
--------------------
   Capital Stock                                               1
    (0.01 par value; 100,000,000 shares
    authorized, 100 shares issued and
    outstanding)

   Additional Paid-in Capital                          4,799,999
   Retained Earnings                                      49,780
                                                      ----------
      Total Stockholder's Equity                       4,849,780
                                                      ----------

TOTAL LIABILITIES AND STOCKHOLDER'S EQUITY            $5,220,487
------------------------------------------            ==========



                      See Notes to Financial Statements.

                         AMERICAN WASH SERVICES, INC.
                              STATEMENT OF INCOME
              FOR THE SHORT FISCAL YEAR ENDED DECEMBER 31 , 1998
              --------------------------------------------------

                                                                         % of Sales
                                                                         ----------
NET SALES                                                 $  645,418         100.00

  Cost of Sales                                              424,093          65.71
  Less: Ending inventory                                     (23,719)         (3.67)
                                                          ----------        -------
TOTAL COST OF SALES                                          400,374          62.03
                                                          ----------        -------

GROSS PROFIT                                                 245,044          37.97

ADMINISTRATIVE & OPERATING EXPENSES                          125,742          19.48
                                                          ----------        -------

INCOME BEFORE INTEREST, TAXES AND DEPRECIATION               119,302          18.48
                                                          ----------        -------
  Deferred Income Tax Expense                                  4,537           0.70
  Corporate Income Taxes                                      11,925           1.85
  Amortization                                                21,962           3.40
  Depreciation                                                31,098           4.82
                                                          ----------        -------
     Total Other Expenses                                     69,522          10.77
                                                          ----------        -------

NET INCOME                                                $   49,780           7.71
                                                          ==========        =======

Earnings Per Share                                        $   497.80

                      See Notes to Financial Statements.

                         AMERICAN WASH SERVICES, INC.
                        STATEMENT OF RETAINED EARNINGS
                               December 31, 1998
                        ------------------------------


RETAINED EARNINGS - Beginning                                    $    -0-
   ADD:  Income for the Short Fiscal Period Ended
           December 31, 1998                                       49,780
                                                                 --------

RETAINED EARNINGS AT DECEMBER 31, 1998                           $ 49,780
                                                                 ========

                      See Notes to Financial Statements.

                          AMERICAN WASH SERVICES, INC.
                            STATEMENT OF CASH FLOWS
                               December 31, 1998
                          ---------------------------

Cash Flows From Operating Activities
------------------------------------
  Net Income                                                    $      49,780
                                                                -------------
  Adjustments to reconcile net income to net cash provided
  by operating activities:
    Depreciation and amortization                                      53,060
    Increase in taxes payable                                          38,010
    Increase in deferred income taxes                                   4,537
    Increase in provision for corporate income taxes                   11,924
    Increase in accounts payable                                      177,099
    Increase in accrued liabilities                                    86,111
    (Increase) in prepaid expenses                                    (42,539)
    (Increase) in inventories                                         (23,719)
    (Increase) in other assets                                     (1,450,000)
    (Increase) in deposits                                           (200,000)
    (Increase) in other current assets                                (96,638)
                                                                -------------
    Total adjustments                                              (1,442,155)
                                                                -------------
  Net cash (used) by operating activities                          (1,392,375)
                                                                -------------
Cash Flow From Investing Activities:
------------------------------------
    Cash payments for the purchase of property                     (1,423,365)
                                                                -------------
  Net cash (used) by investing activities                          (1,423,365)

Cash Flow From Financing Activities:
------------------------------------
    Issuance of common stock                                                1
    Loans payable to Stephen B. Properties Inc.                        53,026
    Additional paid in capital                                      4,799,999
    Mortgage receivable                                            (2,040,000)
                                                                -------------
  Net cash provided by financing activities                         2,813,026
                                                                -------------
Net (decrease) in cash and equivalents                                 (2,714)

Cash and equivalents, beginning of year                                     0
                                                                -------------
Cash and equivalents, end of year                               $      (2,714)
                                                                =============

Supplemental disclosures of cash flow information:
Cash paid during the year for:
  Income tax                                                    $           0
  Interest expense                                              $           0


                      See Notes to Financial Statements.

                         AMERICAN WASH SERVICES, INC.
                NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
                               DECEMBER 31, 1998

                ----------------------------------------------


NOTE 1 - DESCRIPTION OF BUSINESS
--------------------------------

     American Wash Services, Inc. and its subsidiaries, Car Care Inc. and Care Investment Inc., were formed in 1998 and they are in the business of operating car washes at multiple locations within Pennsylvania and New Jersey. As of the statement date, the Company was operating five (5) car washes and nearing completion of an additional one.


NOTE 2 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES
---------------------------------------------------

     PRINCIPLES OF CONSOLIDATION - The financial statements include the accounts of American Wash Services Inc. and its subsidiaries. Significant intercompany transactions and balances have been eliminated.

     PROPERTY AND IMPROVEMENTS - Property and Improvements are carried at cost. Depreciation is computed using the straight-line method. When assets are retired or otherwise disposed of, the cost and related accumulated depreciation is removed from the accounts and any resulting gain or loss is recognized in income for the period. The cost of maintenance and repairs is charged to income as incurred; significant renewals and betterments are capitalized. Deductions are made for retirements resulting from renewals or betterments.

     INVENTORIES - Ending inventories consists of supplies and are stated at cost.

     USE OF ESTIMATES - The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect certain reported amounts and disclosures. Accordingly, actual results could differ from those estimates.

                         AMERICAN WASH SERVICES, INC.
                NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
                               DECEMBER 31, 1998

                ----------------------------------------------


     CASH - The Company maintains its cash balances at a financial institution. These balances are insured by the Federal Deposit Insurance Corporation up to $100,000.

NOTE 3 - DEPOSITS
-----------------

     American Wash Services Inc.'s subsidiaries, Car Care Inc. and Care Investment Inc. are parties to an Agreement of Sale and Settlement Agreement dated December 7, 1998, and approved by Order of the Bankruptcy Court dated December 8, 1998, pursuant to which Care Investment agreed to pay $200,000 to the Trustee for (i) the transfer by the Trustee to Car Care of the assets of White Glove, Inc. at the Flourtown and Norristown locations, and (ii) waiver by the Trustee of any claims for profits under the Management Agreement, and any claims for Trustee's commissions or professional fees relating to these locations.

     The closing of the Flourtown and Norristown sales had been contemplated to take place by December 31, 1998. The formal closing has not yet occurred but is expected to occur shortly, to be effective as of December 31, 1998.


NOTE 4 - COMMITMENTS AND CONTINGENCIES
--------------------------------------

     The Company leases its premises at the Bryn Mawr, Cherry Hill and West Chester locations. The annual aggregate rental is one hundred ninety two thousand three hundred ninety-six dollars ($192,396).

     These Leases along with the accompanying options expire in 2010, 2016, 2018 respectively.

     Future minimum payments by year under the aforementioned leases are as follows:

                 1999                  $192,384
                 2000                   200,905
                 2001                   209,808
                 2002                   219,111
                 2003                   228,833

                         AMERICAN WASH SERVICES, INC.
                  NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                               DECEMBER 31, 1998

                  ------------------------------------------


NOTE 5 - MORTGAGE RECEIVABLE
----------------------------

     The real property at the Flourtown and Norristown locations is presently owned by White Glove's principal, Anthony Baker. A company subsidiary (Care Investment) purchased the mortgages of PNC Bank on the real property at these locations for $2,040,000 on September 30, 1998. A sheriff's sale of the real property on Care Investment's writ of execution, has been scheduled on January 20, 1999. Care Investment has agreed to release Baker from any mortgage deficiency claims upon the consummation of these sales, in exchange for Baker's agreement not to interfere with the sales.


NOTE 6 - MANAGEMENT AGREEMENT AND PURCHASE TRANSACTIONS
-------------------------------------------------------

     Car Care Inc. and Marvin Krasny, Bankruptcy Trustee for White Glove Enterprises I, Ltd. are parties to a Management Agreement dated as of August 24, 1998, and approved by Order of the United States Bankruptcy Court dated August 28, 1998, under which Car Care began August 29, 1998, to operate and manage, on the Trustee's behalf, the White Glove facilities at West Chester, Bryn Mawr, Flourtown, and Norristown, Pennsylvania.

     Car Care and the Trustee entered into an Agreement of Sale dated as of August 24, 1998, and approved by Order of the Bankruptcy Court dated October 14, 1998, pursuant to which Car Care agreed to pay $2 million to the Trustee for the assets of White Glove Enterprises I, Ltd. at the West Chester and Bryn Mawr locations.

     Care Investment, Inc. purchased the secured claims and leasehold mortgages of Sovereign Bank relating to these locations for $1.6 million on September 30, 1998.

     Car Care and the Trustee closed on the purchase transactions for the West Chester and Bryn Mawr locations on October 15, 1998. Pursuant to a prior agreement with Sovereign Bank, the Trustee credited $1.7 million against the purchase price for the satisfaction of Sovereign's secured claims, which had been purchased by Care Investment, Inc. for $1.6 million.

                         AMERICAN WASH SERVICES, INC.
                NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
                               DECEMBER 31, 1998

                ----------------------------------------------


NOTE 6 - MANAGEMENT AGREEMENT AND PURCHASE TRANSACTIONS (continued)
-------------------------------------------------------------------

     Car Care, Care Investment, and the Trustee are parties to an Agreement of Sale and Settlement Agreement dated December 7, 1998, and approved by Order of the Bankruptcy Court dated December 8, 1998, pursuant to which Care Investment agreed to pay $200,000 to the Trustee for (i) the transfer by the Trustee to Car Care of the assets of White Glove, Inc. at the Flourtown and Norristown locations, and (ii) waiver by the Trustee of any claims for profits under the Management Agreement, and any claims for Trustee's commissions or professional fees relating to these locations.

     The closing of the Flourtown and Norristown sales had been contemplated to take place by December 31, 1998. The formal closing has not yet occurred but is expected to occur shortly, to be effective as of December 31, 1998.

     In sum, the assets purchased from the Trustee include all of White Glove's equipment, furnishings, fixtures, inventory, and supplies at the West Chester, Bryn Mawr, Flourtown, and Norristown locations. White Glove's permits and real property leases at these locations, and the non-exclusive right to use the name "White Glove Car Wash" in connection with the operation of these facilities.

     The real property at the Flourtown and Norristown locations is presently owned by White Glove's principal Anthony Baker. Care Investment purchased the mortgage of PNC Bank on the real property at these locations for $2,040,000 on September 30, 1998. A sheriff's sale of the real property, on Care Investment's writ of execution, has been scheduled for January 20, 1998. Care Investment has agreed to release Baker from any mortgage deficiency claims upon the consummation of these sales, in exchange for Baker's agreement not to interfere with the sales.

                         AMERICAN WASH SERVICES, INC.
                NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
                               DECEMBER 31, 1998

                ----------------------------------------------


NOTE 7 - SUBSEQUENT EVENTS
--------------------------

     On March 26, 1999, Mace Security International, Inc., a Delaware corporation ("MSI"), entered into a Merger Agreement (the "Merger Agreement") with Louis D. Paolino, Jr. and Red Mountain Holding, Ltd. (together, the "AWS Shareholders"), the owners of all of the outstanding shares of common stock of American Wash Services, Inc., a Delaware corporation ("AWS"), pursuant to which AWS will be merged (the "Merger") with and into Mace Anti-Crime Bureau, Inc., a Delaware corporation and a wholly-owned subsidiary of MSI ("Merger Sub"), with Merger Sub being the surviving corporation of the Merger. The parties intend that the Merger will qualify as a reorganization within the meaning of Section 368(a)(2)(D) of the Internal Revenue Code of 1986, as amended (the "Code"). At the closing under the Merger Agreement (the "Merger Closing"), AWS will be merged with and into Merger Sub and all of the outstanding shares of common stock of AWS shall be converted into the right to receive from MSI, as consideration for the Merger, a combination of cash and unregistered shares of common stock of MSI.


     The Merger Agreement contains representations, warranties, covenants, conditions and indemnification provisions customary for a transaction of this size and nature. The Merger Closing is conditioned upon, among other things, the receipts by MSI of a fairness opinion from a reputable investment banking firm stating that the Merger is fair to the stockholders of MSI from a financial perspective, the approval of the Merger by a majority of the stockholders and directors of MSI, the termination of the waiting period under the Hart-Scott-Rodino Antitrust Improvement Acts of 1986. MSI's completion to its satisfaction of its due diligence investigation of AWS, the simultaneous closing under the Stock Purchase Agreement (as defined below), the simultaneous closing of Private Placement (as defined below) and the continued listing of shares of Common Stock of MSI on the Nasdaq National Market. The Merger Agreement may be terminated by either MSI or the AWS Sharehoders if the Merger Closing has not occurred by July 31, 1999.

     On February 4, 1999, AWS entered into a Stock Purchase Agreement (the "Colonial Agreement") with all of the shareholders (the "Colonial Shareholders") of Colonial Full Service Car Wash, Inc. ("Colonial"), a Delaware corporation which is in the business of operating a multi-location car wash company, the closing under which (the "Colonial Closing") is contingent upon the prior occurrence of the aforementioned Merger Closing. In accordance with the terms and conditions of the Colonial Agreement, at the Colonial Closing, Merger Sub will purchase all of the outstanding shares of common stock of Colonial for a purchase price paid in Common Stock of MSI. The parties intend that the transactions contemplated by the Colonial Agreement will qualify as a "pooling of interests" for accounting purposes.

     On March 26, 1999, AWS entered into a Real Estate and Asset Purchase Agreement (the

                         AMERICAN WASH SERVICES, INC.
                NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
                               DECEMBER 31, 1998

                ----------------------------------------------


     "Millennia Agreement") with Millennia Car Wash, LLC ("Millennia"), a Delaware corporation which is in the business of operating a multi-location car wash company, and Millennia's members, Excel Legacy Corporation and G II Ventures, LLC (together, the "Members"), the closing under which(the "Millennia closing") is contingent upon the prior occurence of the aforementioned Merger Closing. In accordance with the terms and conditions of the Millennia Agreement, at the Millennia Closing and at a secondary closing under the Millennia Agreement (the "Second Millennia closing"), Merger Sub will purchase substantially all of the assets and real property of Millennia for shares of Common Stock of MSI.

     The Millennia Agreement contains representations, warranties, covenants, conditions and indemnification provisions customary for a transaction of this size and nature. The Millennia Closing is conditioned upon, among other things, the consummation of the Merger, the execution by Millennia and the Members of mutually satisfactory noncompetition agreements, the execution by the parties of an operating agreement permitting Merger Sub to operate certain facilities of Millennia during the period between the Millennia closing and the Second Millennia Closing, the delivery to Millennia and the Members of a registration rights agreement covering the Millennia shares, the appointment of a designee of Millennia and the Members to the Board of Directors of MSI and the continued listing of shares of Common Stock of MSI on the Nasdaq National Market. The Second Millennia Closing is conditioned upon, among other things, lender approval of the transfer of certain properties of Millennia which are subject to liens and certain transfer restrictions. The Millennia Agreement may be terminated by either AWS or Millennia at any time prior to the Millennia Closing.


NOTE 8 - STOCK PURCHASE AGREEMENT
---------------------------------

     On December 23, 1998, AWS entered into a Stock Purchase Agreement with Stephen N. Bulboff (the "SBP Agreement"), the sole shareholder of Stephen
     B. Properties, Inc., a New Jersey corporation which is in the business of operating a multi-location car wash company ("SBP"), pursuant to which AWS will purchase all of the outstanding stock of SBP for shares of common stock of MSI. The parties intend that the transactions contemplated by the SBP Agreement will qualify as a tax-free reorganization within the meaning of Section 368(a)(1)(B) of the Code.

     The SBP Agreement contains representations, warranties, covenants, conditions and indemnification provisions customary for a transaction of this size and nature. The SBP closing is conditioned upon, among other things, the execution by Mr. Bulboff of a mutually satisfactory noncompetition agreement and the execution and delivery by AWS of a mutually satisfactory employment agreement with Mr. Bulboff. The SBP Agreement may be terminated by either AWS or Mr. Bulboff at any time until the aforementioned Merger Closing. If the SBP closing occurs prior to the Merger Closing, either AWS or Mr. Bulboff may unwind the transactions contemplated by the SBP Agreement at any time until the Merger Closing.

                         AMERICAN WASH SERVICES, INC.
                NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
                               DECEMBER 31, 1998

                ----------------------------------------------


NOTE 9 - CONCENTRATION OF CREDIT RISK
-------------------------------------

     The company operates in the Philadelphia Metropolitan area. Most of the sales are on the cash basis, hence, the company's credit risk exposure is limited.

     Financial instruments which potentially subject the company to concentrations of credit risk consists principally of cash. At various times, the company may have in excess of the $100,000, the federally insured deposit limit, on deposit in banks.


NOTE 10 - INCOME TAXES
----------------------

     The provision for income taxes is based on income recognized for financial statement purposes and includes the effects of temporary differences between such income and that recognized for tax return purposes. The Company and its eligible subsidiaries intend to file a consolidated U.S. federal income tax return.

     As a result of differences in the calculation of depreciation between book and tax, pre-tax book income was $15,199 more than taxable income. A deferred income tax account has been set up to account for the tax effect of these differences.


NOTE 11 - LEASEHOLD INTEREST
----------------------------

     Leasehold Interests in the amount of $1,475,000 were recorded in connection with the acquisition of the Bryn Mawr and west Chester car wash sites. These assets are being amortized over the life of the leases and options via the straight line method.

                          AMERICAN WASH SERVICES, INC.
                                INDEX TO EXHIBITS
                                  JUNE 30, 1999
                                  -------------

EXHIBITS
--------

     BALANCE SHEET ......................................................    1-2

     STATEMENT OF INCOME .................................................     3

     STATEMENT OF RETAINED EARNINGS ......................................     4

     STATEMENT OF CASH FLOWS .............................................     5

     NOTES TO THE FINANCIAL STATEMENTS ..................................      6

                          AMERICAN WASH SERVICES, INC.
                                  BALANCE SHEET
                                  JUNE 30, 1999
                                  -------------


                                     ASSETS
                                     ------

CURRENT ASSETS:                                                    1999
---------------                                                    ----

  Cash and Equivalents                                               $69,630
  Accounts Receivable                                                  2,027
  Inventory                                                           36,004
  Prepaid Expenses                                                   113,348
                                                             -----------------

     TOTAL CURRENT ASSETS                                            221,009
                                                             -----------------

PROPERTY, PLANT AND EQUIPMENT:
------------------------------

  Land and Buildings                                               2,431,721
  Leasehold Improvements                                             373,643
  Machinery and Equipment                                          1,219,037
                                                             -----------------
  Subtotal:                                                        4,024,401

  Less: Accumulated Depreciation                                    (136,099)
                                                             -----------------

     Net Property, Plant & Equipment                               3,888,302
                                                             -----------------

OTHER ASSETS:
-------------

  Loan Affiliated Company                                              1,734
  Leasehold Interest - (Net of Amortization)                       1,409,115
  Organizational Costs - (Net of Amortization)                        12,849
                                                             -----------------

     Total Other Assets                                            1,423,698
                                                             -----------------

TOTAL ASSETS                                                      $5,533,009
------------                                                 =================


See Notes to Financial Statements.

                      LIABILITIES AND STOCKHOLDERS' EQUITY
                      ------------------------------------

CURRENT LIABILITIES:                                               1997
--------------------                                               ----

  Officer's Loan Payable                                              $60,000
  Loan Affiliated Companies                                             8,575
  Accounts Payable                                                    378,387
  Due to Stephen B. Properties Inc.                                    92,909
  Taxes Payable                                                        38,454
  Accrued Expenses                                                     91,412
                                                             -----------------

     TOTAL CURRENT LIABILITIES                                        665,737
                                                             -----------------

LONG-TERM LIABILITIES:
----------------------

  Deferred Income Taxes                                                16,462

     Total Long Term Liabilities                                       16,462
                                                             -----------------

TOTAL LIABILITIES                                                     682,199
                                                             -----------------

STOCKHOLDER'S EQUITY
--------------------

   Capital Stock
     (.01 par value; 100,000,000 shares authorized,
     100 shares issued and outstanding)
   Additional Paid-In Capital                                       4,799,999
   Retained Earnings                                                   50,810
                                                             -----------------
      Total Stockholder's Equity                                    4,850,810
                                                             -----------------


TOTAL LIABILITIES AND STOCKHOLDER'S EQUITY                         $5,533,009
------------------------------------------                   =================


See Notes to Financial Statements.

                          AMERICAN WASH SERVICES, INC.
                               STATEMENT OF INCOME
                  FOR THE SIX MONTH PERIOD ENDED JUNE 30, 1999
                  ---------------------------------------------


                                                                       % of
                                                                      Sales
                                                                      ------

NET SALES                                        $1,143,372             100.00
                                             ----------------    ---------------
   Beginning Inventory                               23,719               2.07
   Cost of Sales                                    622,047              54.40
   Less: Ending Inventory                           (36,001)             (3.15)
                                             ----------------    ---------------
TOTAL COST OF SALES                                 609,765              53.33
                                             ----------------    ---------------


GROSS PROFIT                                        533,607              46.67


ADMINISTRATIVE AND OPERATING EXPENSES               382,741              33.47
                                             ----------------    ---------------

INCOME BEFORE INTEREST, TAXES
   AND DEPRECIATION                                 150,866              13.19
                                             ----------------    ---------------
   Amortization                                      46,731               4.09
   Depreciation                                     103,105               9.02
                                             ----------------    ---------------
     Total Other Expenses                           149,836              13.10
                                             ----------------    ---------------


NET INCOME                                           $1,030               0.09
                                             ================    ===============


See Notes to Financial Statements.

                          AMERICAN WASH SERVICES, INC.
                         STATEMENT OF RETAINED EARNINGS
                                  JUNE 30, 1999
                                  -------------

                                                                     1999
                                                                     ----

RETAINED EARNINGS - January 1, 1999                                    $49,780
-----------------------------------

ADD: Income for the Six Month Period Ended June 30, 1999                 1,030
                                                               -----------------

RETAINED EARNINGS AT JUNE 30, 1999                                     $50,810
----------------------------------                             =================


See Notes to Financial Statements.

                          AMERICAN WASH SERVICES, INC.
                             STATEMENT OF CASH FLOWS
                  FOR THE SIX MONTH PERIOD ENDED JUNE 30, 1999
                  --------------------------------------------


Cash flows from operating activities:                                  1998
-------------------------------------                                  ----

  Net Income                                                             $1,030
                                                                 ---------------
Adjustments to reconcile net income to net cash provided
  by operating activities:
     Depreciation and amortization                                      149,836
     Decrease in Provision for Corporate Income Taxes                         0
     (Increase) decrease in accounts receivable                          17,945
     Increase (decrease) in accounts payable                            199,288
     Increase (decrease) in accrued liabilities                           5,301
     Increase (decrease) in prepaid expenses                                891
     Increase (decrease) in inventories                                 (12,285)
     (Increase) decrease in other assets                                (33,585)
     Increase (decrease) in taxes payable                                (1,556)
                                                                 ---------------
     Total adjustments                                                  325,835
                                                                 ---------------
Net cash provided (used) by operating activities                        326,865
                                                                 ---------------
Cash flow from investing activities:
-----------------------------------

     Cash payments for the purchase of property                        (361,245)
                                                                 ---------------
Net cash provided (used) by investing activities                       (361,245)

Cash flow from financing activities:
-----------------------------------

     Increase in Loans Officer                                           60,000
     Loans payable to Stephen B. Properties, Inc.                        39,883
     Loans affiliated companies                                           6,841
                                                                 ---------------
  Net cash provided (used) by financing activities                      106,724
                                                                 ---------------


Net increase (decrease) in cash and equivalents                          72,344

Cash and equivalents, January 1, 1999                                    (2,714)
                                                                 ---------------
Cash and equivalents, June 30, 1999                                     $69,630
                                                                 ===============


See Accountant's Report and Notes to Financial Statements.

                          AMERICAN WASH SERVICES, INC.
                 NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
                                  JUNE 30, 1999

--------------------------------------------------------------------------------


NOTE 1 - DESCRIPTION OF BUSINESS
--------------------------------

      American Wash Service, Inc. and its subsidiaries, Car Care Inc. and Care Investments, Inc. were formed in 1998 and they are in the business of operating car washes at multiple locations within Pennsylvania and New Jersey. As of the statement date, the Company was operating six (6) car washes.


NOTE 2 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES
---------------------------------------------------

      PRINCIPLES OF CONSOLIDATION - The financial statements include the accounts of American Wash Services, Inc. and its subsidiaries. Significant intercompany transactions and balances have been eliminated.

      PROPERTY AND IMPROVEMENTS - Property and Improvements are carried at cost. Depreciation is computed using the straight-line method. When assets are retired or otherwise disposed of, the cost and related accumulated depreciation is removed from the accounts and any resulting gain or loss is recognized in income for the period. The cost of maintenance and repairs is charged to income as incurred; significant renewals and betterments are capitalized. Deductions are made for retirements resulting from renewals or betterments.

      INVENTORIES - Ending inventories consists of supplies and are stated at cost.

      USE OF ESTIMATES - The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect certain reported amounts and disclosures. Accordingly, actual results could differ from those estimates.

      CASH - The Company maintains its cash balances at a financial institution. These balances are insured by the Federal Deposit Insurance Corporation up to $100,000.

      UNAUDITED PRO FORMA CONSOLIDATED STATEMENT OF OPERATIONS
                      FOR THE YEAR ENDED DECEMBER 31, 1998
                     AND THE SIX MONTHS ENDED JUNE 30, 1999


The following unaudited pro forma consolidated statements of operations for the year ended December 31, 1998 and the six months ended June 30, 1999 give effect to (i) the acquisition on May 17, 1999 of all the outstanding stock of Colonial Full Service Car Wash, Inc. ("Colonial") by Mace Security International, Inc. (the "Registrant" or "Mace") for total consideration paid by Mace of approximately $15.1 million; (ii) the acquisition of substantially all of the assets of Genie Car Wash, Inc. of Austin, Genie Car Care Center, Inc., and Genie Car Service Center, Inc. (collectively, "Genie") from Genie and Cornett Limited Partnership (collectively with Genie, the "Sellers") for total consideration of approximately $11,750,000; and (iii) the acquisition of the stock of American Wash Services, Inc. ("AWS") from Louis D. Paolino, Jr. and Red Mountain Holdings, Ltd. for total consideration of approximately $8,153,000.

The following unaudited pro forma consolidated statement of operations for the year ended December 31, 1998 and the six months ended June 30, 1999 gives effect to the aforementioned transactions as if the transactions had occurred on January 1, 1998. The following unaudited pro forma financial data may not be indicative of what the results of operations or financial position of Mace Security International, Inc. would have been, had the transactions to which such data gives effect had been completed on the date assumed, nor are such data necessarily indicative of the results of operations or financial position of Mace Security International, Inc. that may exist in the future. The following unaudited pro forma information should be read in conjunction with the notes thereto, the other pro forma financial statements and notes thereto, and the consolidated financial statements and notes of Mace Security International, Inc. as of December 31, 1998 and for each of the three years in the period then ended and the historical financial statements of AWS appearing elsewhere in this filing.

            UNAUDITED PRO FORMA CONSOLIDATED STATEMENT OF OPERATIONS
                      For the Year Ended December 31, 1998
            (Dollars in thousands, except shares and per share data)


                                                                     Colonial Full                        American
                                                 Mace Security        Service Car         Genie             Wash
                                              International, Inc.      Wash, Inc.        Car Wash      Services, Inc.
                                              -------------------   ---------------   --------------   --------------

Net sales                                      $           2,404     $      10,697     $      6,553     $        645
Cost of sales                                              1,230             9,248            4,708              453


Selling, general and administrative                        1,719               955            1,914              126

                                              -------------------   ---------------   --------------   --------------
           Operating (loss) income                          (545)              494              (69)              66

Other income (expense):
      Interest income                                        137                 -                5                -
      Interest expense                                       (95)             (528)               -                -
      Other income                                           221                53                6                -
                                              -------------------   ---------------   --------------   --------------

(Loss) income from operations before
       income tax expense                                   (282)               19              (58)              66
Income tax expense                                            (4)              (19)               -              (16)
                                              --------------------  ---------------   --------------   --------------

Net (loss) income                              $            (286)    $           -     $        (58)    $         50
                                              ===================   ===============   ==============   ==============

Net loss per common share:                     $           (0.04)
                                              ===================
Weighted average number of
       common shares outstanding                       6,987,127
                                              ===================


                                                  Pro Forma             Pro Forma
                                                 Adjustments          Consolidated
                                              ----------------      ----------------

Net sales                                      $            -        $       20,299
Cost of sales                                            (297)(1)            15,389
                                                          (79)(2)
                                                          (32)(7)
Selling, general and administrative                      (569)(4)             3,785
                                                         (360)(5)
                                              ----------------      ----------------
           Operating (loss) income                      1,179                 1,125

Other income (expense):
      Interest income                                       -                   142
      Interest expense                                   (380)(6)            (1,003)
      Other income                                          -                   280
                                              ----------------      ----------------

(Loss) income from operations before
       income tax expense                                 799                   544
Income tax expense                                          -                   (23)
                                              ----------------      ----------------

Net (loss) income                              $          799        $          521
                                              ================      ================

Net loss per common share:                                           $         0.06
                                                                    ================
Weighted average number of
       common shares outstanding                                          9,399,822 (3)
                                                                    ================

            UNAUDITED PRO FORMA CONSOLIDATED STATEMENT OF OPERATIONS
                     For the Six Months Ended June 30, 1999
            (Dollars in thousands, except shares and per share data)

                                                                     Colonial Full                        American
                                                 Mace Security        Service Car         Genie             Wash
                                              International, Inc.      Wash, Inc.        Car Wash      Services, Inc.
                                              -------------------   ---------------   --------------   --------------

Net sales                                      $           4,087     $       4,050     $      2,748     $      1,143
Cost of sales                                              2,516             3,239            2,004              713


Selling, general and administrative                        1,569               741              870              430

Restructuring and change in control charges                1,569                 -                -                -
                                              -------------------   ---------------   --------------   --------------
           Operating (loss) income                        (1,517)               70             (126)               -

Other income (expense):
      Interest expense, net                                  (27)             (191)               1                -
      Other income (expense)                                 (16)               23                5                -
                                              -------------------   ---------------   --------------   --------------

(Loss) income
       before income tax expenses                         (1,560)              (98)            (120)               -
Income tax expense (benefit)                                (350)                -                -                -
                                              --------------------  ---------------   --------------   --------------

Net (loss) income                              $          (1,210)    $         (98)    $       (120)    $          -
                                              ===================   ===============   ==============   ==============

Net loss income per common share               $           (0.16)
                                              ===================
Weighted average number of
       common shares outstanding                       7,454,292
                                              ===================


                                                  Pro Forma             Pro Forma
                                                 Adjustments          Consolidated
                                              ----------------      ----------------

Net sales                                      $            -        $       12,028
Cost of sales                                            (119) (1)            8,339
                                                           48  (2)
                                                          (62) (7)
Selling, general and administrative                      (232) (4)            3,183
                                                         (195) (5)
Restructuring and change in control charges                 -                 1,519
                                              ----------------      ----------------
           Operating (loss) income                        560                (1,013)

Other income (expense):
      Interest expense, net                              (144) (6)             (361)
      Other income (expense)                                -                    12
                                              ----------------      ----------------

(Loss) income
       before income tax expenses                         416                (1,362)

Income tax expense (benefit)                                -                  (350)
                                              ----------------      ----------------

Net (loss) income                              $          416        $       (1,012)
                                              ================      ================

Net loss income per common share                                     $        (0.11)
                                                                    ================
Weighted average number of
       common shares outstanding                                          9,436,172 (3)
                                                                    ================

Notes to Unaudited Pro Forma Consolidated Statement of Operations Adjustments

The Unaudited Pro Forma Consolidated Statement of Operations for the Year Ended December 31, 1998 has been adjusted to reflect the following:

(1) To adjust depreciation and amortization expense for the change in the basis of property and equipment and intangible assets as if the purchase of Colonial had been completed on January 1, 1998, net of historical depreciation and amortization expense of Colonial.

(2) To adjust depreciation and amortization expense for the change in the basis of property and equipment and intangible assets as if the purchase of Genie had been completed on January 1, 1998, net of historical depreciation and amortization expense of Genie.

(3) For purpose of determining pro forma earnings per share, the issuance of 1,251,000, 533,333, and 628,362 shares, respectively, of unregistered shares of common stock to effect the acquisition of Colonial, Genie and AWS were issued to be outstanding from January 1, 1998 by Mace.

(4) To eliminate intercompany administrative charges of $569,000 related directly to cost sharing arrangements provided by Genie's prior parent, which were terminated as a result of the purchase transaction. Such administrative services were absorbed by excess capacity of the Company and the Company has not hired additional employees to perform these administrative services.

(5) To reflect the elimination of intercompany rental expense of $360,000 from Genie's prior parent terminated as a result of the purchase transaction.

(6) To record additional interest expense of $380,000 resulting from a $4.75 million promissory note issued to Genie's prior parent to consummate the acquisition of Genie.

(7) To adjust depreciation and amortization expense for the change in the basis of property and equipment and intangible assets as if the purchase of AWS had been completed on January 1, 1998, net of historical depreciation and amortization expense of AWS.

The Unaudited Pro Forma Consolidated Statement of Operations for the Six Months Ended June 30, 1999 has been adjusted to reflect the following:


(1) To adjust depreciation and amortization expense for the change in the basis of property and equipment and intangible assets as if the purchase of Colonial had been completed on January 1, 1999, net of historical depreciation and amortization expense of Colonial.

(2) To adjust depreciation and amortization expense for the change in the basis of property and equipment and intangible assets as if the purchase of Genie had been completed on January 1, 1999, net of historical depreciation and amortization expense of Genie.

(3) For purpose of determining pro forma earnings per share, the weighted affect of the issuance of 1,251,000,

      533,333 and 628,362 shares, respectively, of unregistered shares of common stock to effect the acquisition of Colonial, Genie and AWS were issued to be outstanding from January 1, 1999 by Mace.

(4) To eliminate intercompany administrative charges of $232,000 related directly to cost sharing arrangements provided by Genie's prior parent, which were terminated as a result of the purchase transaction. Such administrative services were absorbed by excess capacity of the Company and the Company has not hired additional employees to perform these administrative services.

(5) To reflect the elimination of intercompany rental expense of $195,000 from Genie's prior parent terminated as a result of the purchase transaction.

(6) To record additional interest expense of $144,000 resulting from a $4.75 million promissory note issued to Genie's prior parent to consummate the acquisition of Genie.

(7) To adjust depreciation and amortization expense for the change in the basis of property and equipment and intangible assets as if the purchase of AWS had been completed on January 1, 1999, net of historical depreciation and amortization expense of AWS.

                 UNAUDITED PRO FORMA CONSOLIDATED BALANCE SHEET
                               As of June 30, 1999
                             (Dollars in thousands)


                                                                          American
                                                 Mace Security              Wash               Pro Forma              Pro Forma
                                              International, Inc.      Services, Inc.         Adjustments           Consolidated
                                              -------------------   -------------------   -------------------   -------------------

ASSETS
Current assets:
    Cash and cash equivalents                  $           6,061     $              70     $          (4,688)(1) $           1,443

    Accounts receivable, net                               1,099                     2                                       1,101
    Inventories                                            1,790                    36                                       1,826
    Deferred income taxes                                    714                     -                                         714
    Prepaid expenses and other                               811                   113                                         924
                                              -------------------   -------------------   -------------------   -------------------

         Total current assets                             10,475                   221                (4,688)                6,008

    Net assets of discontinued operations                    245                     -                                         245
    Property and equipment, net                           21,247                 3,888                 2,312 (1)            27,447

    Intangibles, net                                       5,457                     -                   991 (1)             6,448

    Other assets                                           1,770                 1,424                                       3,194
                                              -------------------   -------------------   -------------------   -------------------
         Total Assets                          $          39,194     $           5,533     $          (1,385)    $          43,342
                                              ===================   ===================   ===================   ===================


LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities
    Accounts payable                           $           1,243     $             376     $               -     $           1,619
    Accrued expenses                                       2,325                   129                                       2,454
    Current portion of long term debt                     10,066                   161                                      10,227
                                              -------------------   -------------------   -------------------   -------------------
    Total current liabilities                             13,634                   666                     -                14,300

Deferred income taxes                                      1,412                    16                                       1,428
Long term debt, less current portion                         939                     -                                         939
Other long term liabilities                                    -                     -                 2,114 (1)             2,114
                                              -------------------   -------------------   -------------------   -------------------
         Total liabilities                                15,985                   682                 2,114                18,781

Commitments and contingencies

Stockholders' equity:
         Common stock                                         96                     -                     6 (1)               102

    Additional paid-in capital                            28,549                 4,800                (3,454)(1)            29,895


    Treasury stock                                           (52)                    -
    (Accumulated deficit) retained earnings               (5,384)                   51                   (51)(1)               (52)
                                                                                                                            (5,384)
                                              -------------------   -------------------   -------------------   -------------------
         Total stockholders' equity                       23,209                 4,851                (3,499)               24,561
                                              -------------------   -------------------   -------------------   -------------------
         Total liabilities and
                 stockholders' equity          $          39,194     $           5,533     $          (1,385)    $          43,342
                                              ===================   ===================   ===================   ===================

Notes to Unaudited Pro Forma Consolidated Balance Sheet Adjustments

The unaudited Pro Forma Consolidated Balance Sheet as of June 30, 1999 has been adjusted to reflect the following:

(1) On March 26, 1999, the Company entered into a merger agreement for the pending acquisitions of all the outstanding stock of American Wash Services, Inc. for total cash consideration to be paid by Mace Security International, Inc. of $4,688,000 and the issuance of 628,362 unregistered shares of Mace common stock. Additionally, Mace will issue to certain of new management assignable warrants to purchase 1,570,000 shares of common stock at a purchase price of $1.375 per share and warrants to purchase an additional 250,000 shares of common stock at a purchase price of $2.50 per share. The terms of the warrants are more fully described in the Merger Agreement. The acquisition is anticipated to be accounted for under the purchase method. Pursuant to the terms of the merger agreement, all property, equipment, other assets and working capital will be acquired and all liabilities will be assumed. The allocation of the purchase price is preliminary. The actual allocation will be based on management's final evaluation of such assets and liabilities. The excess of the purchase price over the historic cost of net assets was allocated to goodwill; however, this excess may ultimately be allocated to other specific tangible and intangible assets. The final allocation of the purchase price and the resulting effect on operations may differ significantly from the pro forma amounts included herein. The preliminary allocation of the purchase price is as follows:

       Property and equipment ...................................   $ 7,191,000
       Current assets acquired ..................................       221,000
       Other assets acquired ....................................     1,424,000
       Other liabilities ........................................      (682,000)
                                                                    -----------
                                                                    $ 8,154,000
                                                                    ===========

                                  EXHIBIT INDEX


Exhibit     Description
No.         -----------
---

23.1        Consent of Burton Segal & Company